Exhibit 99

MEREDITH REPORTS FISCAL 2016 RESULTS AND PROVIDES FISCAL 2017 OUTLOOK

Company Generated Record $1.65 Billion of Revenues in Fiscal 2016

Meredith Expects Fiscal 2017 Earnings Per Share to be Highest in Company History

DES MOINES, IA (July 28, 2016) - Meredith Corporation (NYSE:MDP; meredith.com) - the leading media and marketing company with local television brands in large, fast-growing markets and national brands serving more than 100 million American women - today reported fiscal 2016 full-year earnings of $0.75 per share, including a net charge of $2.55 per share resulting from non-cash impairment charges and other special items.

Excluding these special items, earnings per share were $3.30, at the high end of previously stated expectations. Total Company revenues increased 3 percent to a record $1.65 billion. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

“In fiscal 2016, we delivered very strong performance, generating the highest revenue in Company history and offsetting the expected cyclical drop in political advertising,” said Meredith Chairman and CEO Stephen M. Lacy. “We have fully integrated recent strategic acquisitions across our businesses - including television stations, national media brands and digital technology platforms - and they are meaningfully contributing to shareholder value. Additionally, we continued to execute our Total Shareholder Return strategy by raising our dividend more than 8 percent, and we strengthened our balance sheet by paying down $100 million of debt.

“Looking ahead to fiscal 2017, we expect to generate record full-year earnings of $3.50 to $3.80 per share,” Lacy continued. “Earnings growth is expected to be driven by a diverse range of business activities, including a robust political advertising cycle, higher retransmission contribution and strong digital advertising growth across the Company.”

Fourth quarter fiscal 2016 loss was $2.03 per share, compared to earnings of $0.94 per share in the prior-year period. Excluding special items in the fourth quarter of fiscal 2016, earnings per share grew 15 percent to $1.08. Total Company revenues increased to $436 million - a fiscal fourth-quarter record.

Meredith recorded special items in the fourth quarter of fiscal 2016 of $168 million comprised primarily of non-cash impairment of goodwill and other intangible assets related to acquisitions that were made in its National Media Group primarily between 2002 and 2008. These impairments are non-cash charges to earnings; do not affect Meredith’s liquidity, cash flows from operating activities or debt covenants; and do not have an impact on Meredith’s future operations.

FISCAL 2016 FULL-YEAR REVIEW

Meredith continued to aggressively execute a series of well-defined strategic initiatives in fiscal 2016 to generate growth in revenue, operating profit and free cash flow - and increase shareholder value over time.  Highlights included:

•	Expanding audiences across platforms and increasing Meredith’s reach to Millennial women:

— Meredith magazine readership grew to a record 127 million, according to the Spring 2016 GfK Mediamark Research & Intelligence Report.

— Meredith’s digital traffic increased to more than 80 million monthly unique visitors.

— Meredith’s reach to U.S. Millennial women grew to 72 percent, up 9 percent from the prior year.

— Meredith’s multi-channel reach among American women hit an all-time high of 102 million.  Additionally, Meredith’s database has grown to 125 million American consumers.

— Nine of Meredith’s television stations ranked No. 1 or No. 2 in late news, and eight stations ranked No. 1 or No. 2 in morning news, in the May 2016 rating book data compiled by Nielsen.

•	Growing magazine, digital and non-political television advertising revenues:

— National Media Group advertising revenues grew 6 percent, including a 16 percent increase in digital advertising revenues.

— Digital advertising revenues grew to 26 percent of total National Media Group advertising revenues.

— Meredith increased its share of magazine advertising in its competitive set to a record 41 percent.

— Local Media Group non-political advertising revenues grew 5 percent, including a 13 percent increase in digital advertising revenues.

•	Increasing revenues from businesses that are not dependent on traditional advertising:
Meredith’s brand licensing activities delivered record performance, led by strong sales of Better Homes and Gardens branded products at Walmart stores across the U.S., walmart.com, and an emerging presence in Mexico and China. Based on sales transactions, Meredith’s brand licensing activities are ranked No. 2 in the world, according to License!Global magazine. Additionally, Meredith delivered growth in retransmission consent fees and contribution, renewing contracts with providers reaching 40 percent of its audience in fiscal 2016.

•
Continuing strong execution of its Total Shareholder Return 2.0 strategy: Meredith increased its dividend by 8 percent to $1.98 per share on an annualized basis. Meredith has paid a dividend for 69 straight years and increased it for 23 consecutive years, and the dividend is currently yielding approximately 3.5 percent. Also, Meredith has an ongoing share repurchase program with $84 million remaining under current authorizations.

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 and 13 in Top 50 markets. Meredith’s stations produce more than 660 hours of local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group organically and through strategic acquisitions.

Fiscal 2016 Local Media Group operating profit was $158 million, compared to $163 million in the prior year. Excluding special items in both years, fiscal 2016 operating profit was $159 million, compared to $169 million in the prior year. Fiscal 2016 revenues increased 3 percent to $548 million, despite $31 million less of high-margin political advertising revenues compared to the prior year. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

“We delivered strong performance for an off-election year in fiscal 2016,” said Meredith Local Media Group President Paul Karpowicz. “Looking to the first half of fiscal 2017, we expect to generate significant revenue and operating profit growth, driven primarily by stronger advertising. I’m also excited about our continued strength in local news across the group, along with a new local digital audience initiative that is driving traffic to our station websites, creating new sales opportunities and generating incremental digital advertising revenues.”

Looking more closely at fiscal 2016 performance compared to the prior year:

•
Non-political advertising revenues increased 5 percent to $374 million. Results were led by the addition of television stations WALA in Mobile-Pensacola and WGGB in Springfield, Mass., and strong performance from existing stations WGCL in Atlanta, KMOV in St. Louis and KCTV in Kansas City.

•	Political advertising revenues were $13 million, with Meredith generating significant revenues from stations in Nevada, Missouri and Connecticut.

•	Digital advertising revenues increased 13 percent as a series of growth strategies continued to drive higher advertising rates across the group’s digital businesses.

•
Other revenues and operating expenses increased, due primarily to growth in retransmission revenues from cable and satellite television operators and higher programming fees paid to affiliated networks.

Turning to ratings, Meredith stations in Portland, Hartford, Greenville, Las Vegas and Saginaw ranked No. 1 in late news in the coveted adults 25-54 demographic in the May 2016 rating book.  Additionally, Meredith stations in Phoenix, Portland, Hartford, Mobile and Saginaw ranked No. 1 in morning news.
Fiscal 2016 fourth-quarter Local Media Group operating profit increased 7 percent to a record $43 million. Excluding special items in the fourth quarter of fiscal 2016, operating profit increased 10 percent to $44 million. Revenues increased 9 percent to a record $141 million.

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches more than 100 million unduplicated American women, and nearly 75 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as food, home, parenthood and health. It also features robust brand licensing activities and innovative business-to-business marketing services. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2016 National Media Group operating loss was $18 million, compared to an operating profit of $123 million in the prior year. Excluding special items in both years, fiscal 2016 operating profit grew 10 percent to $150 million from $137 million in the prior year. Revenues increased 4 percent to $1.10 billion. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

“We increased advertising and circulation revenues in fiscal 2016, reflecting the ongoing appeal of our brands to adult women of all ages,” said Meredith National Media Group President Tom Harty. “Additionally, we grew our digital reach to 80 million monthly unique visitors, and digital represented a record 26 percent of our ad revenues. In fiscal 2017, we’re expecting to see continued double-digit growth in digital advertising.”

Looking more closely at fiscal 2016 performance compared to the prior year:

•
Total advertising revenues increased 6 percent to $527 million, led by the recently acquired Shape and Martha Stewart brands, as well as strong performance by the Allrecipes and EatingWell brands. The prescription drug, household supplies and food categories were particularly strong.

•	Print advertising increased 3 percent, led by Shape and Martha Stewart, as well as strong performance by Allrecipes and EatingWell.

•
Digital advertising revenues increased 16 percent. Growth was led by Shape; native and engagement-based advertising platform Selectable Media; as well as the Better Homes and Gardens, Parents and Allrecipes brands.

•
Circulation revenues increased 5 percent to $329 million, reflecting the ongoing strength of Meredith’s 30 million subscriber base. Growth was led by Martha Stewart and Shape, as well as strong performance by EatingWell and Allrecipes - which both recently increased their rate bases. Additionally, Meredith continues to invest in strategies to increase contribution from circulation activities, including expanding the number of subscriptions that renew automatically.

•
Brand licensing revenues continued to increase, led by continued strong sales of more than 3,000 SKUs of Better Homes and Gardens licensed products at more than 4,000 Walmart stores nationwide and at walmart.com. Recently, Meredith renewed its licensing relationships with Walmart and FTD Companies for programs under the Better Homes and Gardens brand; expanded its Better Homes and Gardens-branded Real Estate program with Realogy; and formed new licensing relationships based on the Allrecipes, EatingWell and Shape brands.

Fiscal 2016 fourth-quarter National Media Group operating loss was $109 million, compared to profit of $44 million in fiscal 2015. Excluding special items in fiscal 2016, fourth quarter operating profit grew 17 percent to $52 million. Revenues were $295 million.

OTHER FINANCIAL INFORMATION

Cash flow from operations grew 18 percent to $227 million in fiscal 2016. Total debt was $695 million, down $100 million from a year ago, and the weighted average interest rate was 2.7 percent, with $400 million effectively fixed at low rates. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 2.3 to 1 (as defined in Meredith’s credit agreements). All metrics are as of June 30, 2016.

Meredith continues to focus on its successful Total Shareholder Return program. Key elements include:

•
An annualized dividend of $1.98 per share that’s yielding approximately 3.5 percent based on yesterday’s closing price. Meredith has paid dividends for 69 consecutive years and increased them for 23 years straight.

•	An ongoing share repurchase program with $84 million remaining under current authorizations.

•	Strategic investments to scale the business and increase shareholder value.

All earnings-per-share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2016 fourth-quarter and full-year comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Meredith expects full year fiscal 2017 earnings per share to range from $3.50 to $3.80. In fiscal 2017, Meredith expects a total of $40 million to $50 million of political advertising revenues at its television stations, with the majority being booked in the second fiscal quarter.

Looking more closely at the first quarter of fiscal 2017 compared to the prior-year period, Meredith expects:

•	Total Company revenues to be up in the mid-single digits.

•	Total Local Media Group revenues to be up approximately 20 percent. Approximately one-third of total fiscal 2017 political advertising revenues are expected to be recorded in the first fiscal quarter.

•	Total National Media Group revenues to be down in the low-single digits.

Meredith expects fiscal 2017 first-quarter earnings per share to range from $0.70 to $0.75, compared to $0.24, or $0.52 before special items, recorded in the prior-year period. (See Table 5 for supplemental disclosures regarding non-GAAP financial measures.)

A number of uncertainties remain that may affect Meredith’s outlook as stated in this press release for the first quarter and full year fiscal 2017. These and other uncertainties are referenced below under “Cautionary Statement Regarding Forward-Looking Statements” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on July 28, 2016, at 11 a.m. EDT to discuss fiscal 2016 results. A live webcast will be accessible to the public on the Company’s website, meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in further understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for first-quarter and full-year fiscal 2017.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; meredith.com) has been committed to service journalism for more than 110 years. Today, Meredith uses multiple distribution platforms - including broadcast television, print, digital, mobile and video - to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith's portfolio is concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 - including Atlanta, Phoenix, St. Louis and Portland - and 13 in Top 50 markets. Meredith's stations produce over 660 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith's National Media Group reaches more than 100 million unduplicated women every month, including nearly 75 percent of U.S. Millennial women. Meredith is the leader in creating and distributing content across platforms in key consumer interest areas such as food, home, parenting and health through well-known brands such as Better Homes and Gardens, Allrecipes, Parents and Shape. Meredith also features robust brand licensing activities, including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith Xcelerated Marketing is an award-

winning, strategic and creative agency that provides fully integrated marketing solutions for many of the world’s top brands, including Kraft, Lowe’s, TGI Friday’s and NBC Universal.

Meredith’s balanced portfolio consistently generates substantial free cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.98 per share yields approximately 3.5 percent. Meredith has paid a dividend for 69 straight years and increased it for 23 consecutive years.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Twelve Months
Years ended June 30,	2016	2015	2016	2015
(In thousands except per share data)
Revenues
Advertising	$231,559	$231,085	$914,202	$896,548
Circulation	93,454	92,295	328,599	313,685
All other	110,765	102,528	406,827	383,943
Total revenues	435,778	425,908	1,649,628	1,594,176
Operating expenses
Production, distribution, and editorial	150,890	162,323	611,872	598,941
Selling, general, and administrative	195,507	174,176	730,074	695,319
Depreciation and amortization	14,473	16,117	59,152	56,546
Impairment of goodwill and other long-lived assets	161,462	—	161,462	1,258
Merger termination fee net of merger-related costs	—	—	(43,541)	—
Total operating expenses	522,332	352,616	1,519,019	1,352,064
Income (loss) from operations	(86,554)	73,292	130,609	242,112
Interest expense, net	(4,720)	(5,146)	(20,402)	(19,352)
Earnings (loss) before income taxes	(91,274)	68,146	110,207	222,760
Income tax benefit (expense)	759	(25,567)	(76,270)	(85,969)
Net earnings (loss)	$(90,515)	$42,579	$33,937	$136,791

Basic earnings (loss) per share	$(2.03)	$0.95	$0.76	$3.07
Basic average shares outstanding	44,556	44,596	44,606	44,522

Diluted earnings (loss) per share	$(2.03)	$0.94	$0.75	$3.02
Diluted average shares outstanding	44,556	45,416	45,357	45,323

Dividends paid per share	$0.4950	$0.4575	$1.9050	$1.7800

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Years ended June 30,	2016	2015	2016	2015
(In thousands)
Revenues
National media
Advertising	$136,750	$136,219	$527,051	$496,204
Circulation	93,454	92,295	328,599	313,685
Other revenues	64,410	67,333	245,533	249,963
Total national media	294,614	295,847	1,101,183	1,059,852
Local media
Non-political advertising	90,298	93,633	374,104	356,547
Political advertising	4,511	1,233	13,047	43,797
Other revenues	46,355	35,195	161,294	133,980
Total local media	141,164	130,061	548,445	534,324
Total revenues	$435,778	$425,908	$1,649,628	$1,594,176

Operating profit (loss)
National media	$(108,860)	$44,219	$(17,693)	$122,681
Local media	42,563	39,959	158,481	162,677
Unallocated corporate	(20,257)	(10,886)	(10,179)	(43,246)
Income (loss) from operations	$(86,554)	$73,292	$130,609	$242,112

Depreciation and amortization
National media	$4,637	$5,705	$18,698	$17,186
Local media	9,313	9,853	38,332	37,521
Unallocated corporate	523	559	2,122	1,839
Total depreciation and amortization	$14,473	$16,117	$59,152	$56,546

EBITDA [1]
National media	$(104,223)	$49,924	$1,005	$139,867
Local media	51,876	49,812	196,813	200,198
Unallocated corporate	(19,734)	(10,327)	(8,057)	(41,407)
Total EBITDA [1]	$(72,081)	$89,409	$189,761	$298,658

1 EBITDA is net earnings (loss) before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2016	June 30, 2015
(In thousands)
Current assets
Cash and cash equivalents	$24,970	$22,833
Accounts receivable, net	273,927	284,646
Inventories	20,678	24,681
Current portion of subscription acquisition costs	133,338	122,350
Current portion of broadcast rights	4,220	4,516
Other current assets	24,023	23,505
Total current assets	481,156	482,531
Property, plant, and equipment	530,052	527,622
Less accumulated depreciation	(339,099)	(313,886)
Net property, plant, and equipment	190,953	213,736
Subscription acquisition costs	95,960	103,842
Broadcast rights	4,565	1,795
Other assets	58,645	67,750
Intangible assets, net	913,877	972,382
Goodwill	883,129	1,001,246
Total assets	$2,628,285	$2,843,282

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$75,000	$62,500
Current portion of long-term broadcast rights payable	4,649	4,776
Accounts payable	82,107	93,944
Accrued expenses and other liabilities	116,777	163,655
Current portion of unearned subscription revenues	199,359	206,126
Total current liabilities	477,892	531,001
Long-term debt	620,000	732,500
Long-term broadcast rights payable	5,524	2,998
Unearned subscription revenues	128,534	151,221
Deferred income taxes	336,346	311,645
Other noncurrent liabilities	170,946	162,067
Total liabilities	1,739,242	1,891,432
Shareholders’ equity
Common stock	39,272	37,657
Class B stock	5,284	6,963
Additional paid-in capital	54,282	49,019
Retained earnings	818,706	870,859
Accumulated other comprehensive loss	(28,501)	(12,648)
Total shareholders’ equity	889,043	951,850
Total liabilities and shareholders’ equity	$2,628,285	$2,843,282

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Twelve months ended June 30,	2016	2015
(In thousands)
Net cash provided by operating activities	$226,597	$192,347

Cash flows from investing activities
Acquisitions of and investments in businesses	(8,186)	(257,030)
Additions to property, plant, and equipment	(25,035)	(33,245)
Proceeds from disposition of assets	1,767	83,434
Net cash used in investing activities	(31,454)	(206,841)

Cash flows from financing activities
Proceeds from issuance of long-term debt	167,500	470,000
Repayments of long-term debt	(267,500)	(390,000)
Dividends paid	(86,090)	(79,982)
Purchases of Company stock	(31,080)	(46,764)
Proceeds from common stock issued	20,879	41,251
Excess tax benefits from share-based payments	4,241	6,471
Other	(956)	(236)
Net cash provided by (used in) financing activities	(193,006)	740
Net increase (decrease) in cash and cash equivalents	2,137	(13,754)
Cash and cash equivalents at beginning of year	22,833	36,587
Cash and cash equivalents at end of year	$24,970	$22,833

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$51,646	$43,791	$(14,215)	$81,222
Special items
Write-down of impaired assets	(155,823)	—	(5,639)	(161,462)
Pension settlement charge	(3,294)	(1,889)	(403)	(5,586)
Severance and related benefit costs	(2,032)	(360)	—	(2,392)
Reversal of previously accrued restructuring costs	643	1,021	—	1,664
Total special items	(160,506)	(1,228)	(6,042)	(167,776)
Operating profit (loss)	$(108,860)	$42,563	$(20,257)	$(86,554)

Earnings per share excluding special items (non-GAAP)				$1.08
Per share impact of special items				(3.11)
Diluted loss per share				$(2.03)

Twelve months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$150,169	$158,771	$(47,678)	$261,262
Special items
Write-down of impaired assets	(155,823)	—	(5,639)	(161,462)
Merger termination fee net of merger-related costs	—	—	43,541	43,541
Severance and related benefits costs	(9,301)	(492)	—	(9,793)
Pension settlement charge	(3,294)	(1,889)	(403)	(5,586)
Reversal of previously accrued restructuring costs	1,157	2,091	—	3,248
Other	(601)	—	—	(601)
Total special items	(167,862)	(290)	37,499	(130,653)
Operating profit (loss)	$(17,693)	$158,481	$(10,179)	$130,609

Earnings per share excluding special items (non-GAAP)				$3.30
Per share impact of special items				(2.55)
Diluted earnings per share				$0.75

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows diluted earnings per share excluding special items and as reported with the difference being the special items. Diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

There were no special items for the three months ended June 30, 2015. Special items for the twelve-months ended June 30, 2015, are detailed below.

Twelve months ended June 30, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$136,860	$168,722	$(42,740)	$262,842
Special items
Severance and related benefit costs	(11,853)	(2,311)	(506)	(14,670)
Write-down of impaired assets	(1,692)	(1,259)	—	(2,951)
Acquisition and disposal transaction costs	(564)	(2,284)	—	(2,848)
Other	(70)	(191)	—	(261)
Total special items	(14,179)	(6,045)	(506)	(20,730)
Operating profit	$122,681	$162,677	$(43,246)	$242,112

Earnings per share excluding special items (non-GAAP)				$3.30
Per share impact of special items				(0.28)
Diluted earnings per share				$3.02

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as net earnings (loss) before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings (loss) before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as net earnings (loss) before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$294,614	$141,164	$—	$435,778

Operating profit (loss)	$(108,860)	$42,563	$(20,257)	$(86,554)
Depreciation and amortization	4,637	9,313	523	14,473
EBITDA	(104,223)	51,876	(19,734)	(72,081)
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Pension settlement charge	3,294	1,889	403	5,586
Severance and related benefit costs	2,032	360	—	2,392
Reversal of previously accrued restructuring costs	(643)	(1,021)	—	(1,664)
Total special items	160,506	1,228	6,042	167,776
Adjusted EBITDA	$56,283	$53,104	$(13,692)	95,695
Less
Depreciation and amortization				(14,473)
Special items				(167,776)
Net interest expense				(4,720)
Income taxes				759
Net loss				$(90,515)

Segment EBITDA margin	(35.4)%	36.7%
Segment adjusted EBITDA margin	19.1%	37.6%

Twelve months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,101,183	$548,445	$—	$1,649,628

Operating profit (loss)	$(17,693)	$158,481	$(10,179)	$130,609
Depreciation and amortization	18,698	38,332	2,122	59,152
EBITDA	1,005	196,813	(8,057)	189,761
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Merger termination fee net of merger-related costs	—	—	(43,541)	(43,541)
Severance and related benefit costs	9,301	492	—	9,793
Pension settlement charge	3,294	1,889	403	5,586
Reversal of previously accrued restructuring costs	(1,157)	(2,091)	—	(3,248)
Other	601	—	—	601
Total special items	167,862	290	(37,499)	130,653
Adjusted EBITDA	$168,867	$197,103	$(45,556)	320,414
Less
Depreciation and amortization				(59,152)
Special items				(130,653)
Net interest expense				(20,402)
Income taxes				(76,270)
Net earnings				$33,937

Segment EBITDA margin	0.1%	35.9%
Segment adjusted EBITDA margin	15.3%	35.9%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$295,847	$130,061	$—	$425,908

Operating profit	$44,219	$39,959	$(10,886)	$73,292
Depreciation and amortization	5,705	9,853	559	16,117
EBITDA	49,924	49,812	(10,327)	89,409
Less
Depreciation and amortization				(16,117)
Net interest expense				(5,146)
Income taxes				(25,567)
Net earnings				$42,579

Segment EBITDA margin	16.9%	38.3%

Twelve months ended June 30, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,059,852	$534,324	$—	$1,594,176

Operating profit	$122,681	$162,677	$(43,246)	$242,112
Depreciation and amortization	17,186	37,521	1,839	56,546
EBITDA	139,867	200,198	(41,407)	298,658
Special items
Severance and related benefit costs	11,853	2,311	506	14,670
Write-down of impaired assets	1,692	1,259	—	2,951
Acquisition and disposal transaction costs	564	2,284	—	2,848
Other	70	191	—	261
Total special items	14,179	6,045	506	20,730
Adjusted EBITDA	$154,046	$206,243	$(40,901)	319,388
Less
Depreciation and amortization				(56,546)
Special items				(20,730)
Net interest expense				(19,352)
Income taxes				(85,969)
Net earnings				$136,791

Segment EBITDA margin	13.2%	37.5%
Segment adjusted EBITDA margin	14.5%	38.6%

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows diluted earnings per share excluding special items and as reported with the difference being the special items. Diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended September 30, 2015
(In thousands except per share data)
Earnings per share excluding special items (non-GAAP)	$0.52
Per share impact of acquisition and transaction costs of $12,666	(0.25)
Per share impact of severance costs of $3,366	(0.04)
Per share impact of reversal of previously accrued restructuring costs of $1,070	0.01
Diluted earnings per share	$0.24